                                                                       EXHIBIT 1


                                 $400,000,000

                          ADVANCED MICRO DEVICES, INC.

                       11% SENIOR SECURED NOTES DUE 2003

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                                  August 8, 1996



DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
BA SECURITIES, INC.
     c/o Donaldson, Lufkin & Jenrette Securities Corporation
     140 Broadway
     New York, New York  10005

Ladies and Gentlemen:

     ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Company"), proposes to issue and sell $400,000,000 principal amount of its 11% Senior Secured Notes due 2003 (the "Notes") to you (collectively, the "Underwriters"
and each individually, an "Underwriter").   The Notes are to be issued pursuant
to the provisions of an Indenture to be dated as of August 1, 1996 (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee"), and will be secured by a first priority lien and security interest in the Collateral (as defined below) pursuant to the Collateral Documents (as defined below), subject to the terms of an Intercreditor Agreement. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Prospectus.

     1.  Registration Statement and Prospectus.  The Company has prepared and
         -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 33-52943) (including a preliminary prospectus) relating to the registration of debt and other securities under the Act and the offering thereof from time to time in accordance with Rule 415 under the Act. The registration statement, as amended, has been declared effective by the Commission, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Indenture Act"). The registration statement, as amended, including, in each case, all financial statements and exhibits thereto (or incorporated by reference therein), and the information (if any) contained in a prospectus and prospectus supplement subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement." The prospectus and the prospectus supplement in the form first used to confirm sales of such Notes, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Prospectus."

     2.  Agreements to Sell and Purchase.  On the basis of the representations
         -------------------------------
and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto, at 97.875% of the principal amount thereof (the "Purchase Price") plus accrued interest thereon, if any, from August 13, 1996 to the date of payment and delivery.

     3.  Terms of Public Offering.  The Company is advised by you that each of
         ------------------------
you proposes (i) to make a public offering of your respective portions of the Notes as soon as in your judgment is advisable, and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

     4.  Delivery and Payment.  Delivery to you of and payment for the Notes
         --------------------
shall be made at 10:00 A.M., New York City time, on the third or fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),(the "Closing Date") following the date of the initial public offering, at such place as you
shall designate.   The Closing Date and the location of delivery of and the form of payment for the Notes may be varied by agreement between you and the Company.

     The Notes in the form of one or more Global Notes shall be registered in such names and issued in such denominations as you shall request in writing not
later than two full business days prior to the Closing Date.   Such Global Note
shall be made available to you for inspection not later than 9:30 A.M., New York
City time, on the business day next preceding the Closing Date.   Such Global
Notes representing the Notes shall be delivered to the Trustee on your behalf on the Closing Date with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the accounts or accounts specified by the Company in writing not later than two full business days prior to the Closing Date.

     5.  Agreements of the Company.  The Company agrees with you:
         -------------------------

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any amendment to the Registration Statement, if any, has become effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you, without charge, as many signed and conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, as you may reasonably request.

         (c) Not to file any amendment or supplement to the Registration Statement, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Notes by you, and to use its best efforts to cause the same to become promptly effective.

         (d) To furnish to each of you and each dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as you or any such dealer may reasonably request for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by you or a dealer.

         (e) If during the period specified in paragraph (d) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each of you and to such dealers as you shall specify, such number of copies thereof as you or such dealers may reasonably request.

         (f) Prior to any public offering of the Notes, to cooperate with you, counsel for the Underwriters and counsel for the Company in connection with the registration or qualification of the Notes for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

         (g) To mail and make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the date of the Prospectus (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of
Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h)   During the period of five years after the date of this Agreement,
(i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

         (i) During the period referred to in paragraph (h), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the security holders of the Company or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

         (j) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (d), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (d), (iii) the preparation, printing and delivery of this Agreement, the Indenture, the Collateral Documents listed in Schedule II hereto (the "Collateral Documents"), the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Notes (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, in each case, the fees and disbursements, if any, of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc., if any, in connection with the offering, (vi) the filing and recording of all Collateral Documents, including any title, lien or judgment searches conducted to confirm the priority of the Collateral (as defined in the Collateral Documents), or any title or other insurance obtained with respect to the Collateral, (vii) engineering consulting services provided by Gray Jansing & Associates, Inc., a consulting engineer hired by you and the lenders under the Company's New Credit Agreement, incurred in connection with the replatting of an approximately 34.5 acre parcel (the "Adjacent Parcel") adjacent to the Company's Fab 25 manufacturing facility in Austin, Texas and any filings or recordings necessary to release the Adjacent Parcel from the Collateral upon the necessary regulatory approval of such replatting; and (viii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Notes by you or by dealers to whom Notes may be sold.

         (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

         (l) To comply in all material respects with the agreements in the Indenture and the Collateral Documents.

         (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

         (n) To use its best efforts to cause a copy of the Company's Prospectus (including the final pricing information) to be delivered to all persons who purchase the Notes from the Underwriters on the date hereof no later than 18 hours after this Agreement is executed and delivered by the Company.

         (o) To maintain the transfer pricing in effect on the date hereof between the Company and the FASL Unrestricted Subsidiary through the Closing Date.

     6.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to each Underwriter that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) The Company meets the requirements for the use of Form S-3 under the Act.

         (d) Each preliminary prospectus, including any supplements thereto, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and the Company and each of its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (f) The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Notes, the Indenture and each Collateral Document and to perform its obligations under this Agreement, the Notes, the Indenture and each Collateral Document, and to authorize, issue, sell and deliver the Notes as contemplated by this Agreement.

         (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

         (h) The entities listed in Schedule III are the only subsidiaries, direct or indirect, of the Company. Any subsidiary listed in Schedule III which would be a Significant Subsidiary under the terms of the Indenture has been identified as such in Schedule III. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

         (i) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (j) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

         (k) Each Collateral Document to which the Company or any of its subsidiaries is a party has been duly authorized by the Company and, on the Closing Date, subject to the terms and conditions of this Agreement, will have been duly authorized, executed and delivered by the Company, and will conform in all material respects to the descriptions thereof in the Prospectus. When each Collateral Document to which the Company or any of its subsidiaries is a party has been duly executed and delivered, each Collateral Document will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of each Collateral Document except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (l) The Indenture has been duly qualified under the Indenture Act and, on the Closing Date, subject to the terms and conditions of this Agreement will have been duly authorized, executed and delivered by the Company and, when executed and delivered, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (m) The Notes, the Indenture and the Collateral Documents conform as to legal matters to the description thereof contained in the Prospectus.

         (n) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

         (o) The execution, delivery and performance of this Agreement, the Indenture, the Collateral Documents and the Notes and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property, except that future compliance with the Indenture and the Notes may under certain circumstances violate the terms of the New Credit Agreement.

         (p) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

         (q) Except as otherwise set forth in the Prospectus, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

         (r) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

         (s) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (t) The Collateral Documents to which the Company or any of its subsidiaries is a party on the Closing Date will create a valid security interest in the Collateral securing payment and performance of the Company's obligations under the Notes, the Indenture, the New Credit Agreement, the Collateral Documents to which the Company or any of its subsidiaries is a party and the Payment, Reimbursement and Indemnity Agreement. On the Closing Date, such security interest will constitute a first priority lien and security interest with respect to the Collateral, subject to no security interests of any other person other than the lenders under the New Credit Agreement pursuant to the Intercreditor Agreement and other than Permitted Liens and those that have been released from or subordinated to the Collateral, and no filings, registrations, recordings, deliveries or other actions will be required in order to perfect (or maintain the perfection or priority of) the security interest in such Collateral created under the Collateral Documents, other than filings, recordings, deliveries or other actions which, on or before the Closing Date, will have been made by or on behalf of the Company and such continuation statements and other Uniform Commercial Code filings as may be necessary in the future with respect to the personal property included within the Security Agreement and the Deed of Trust. All taxes, fees and other governmental charges due in connection with such filings, recordings, deliveries or other actions will have been paid.

         (u) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property included within Security Agreement and the Deed of Trust, free and clear of all liens, charges, encumbrances and restrictions other than Permitted Encumbrances (as defined in the Deed of Trust) or such as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries, taken as a whole. All leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

         (v) The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and each of its subsidiaries and its businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

         (w) Ernst & Young LLP is a firm of independent public accountants with respect to the Company as required by the Act.

         (x) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (y) The Company or any of its subsidiaries is not, or, after giving effect to the issuance and sale of the Notes, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (z) Except as disclosed in the Company's registration statement on Form S-4 (File No. 33-64911) as filed with the Commission relating to the Company's merger with NexGen, Inc., no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

         (aa) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

         (ab) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Registration Statement.

         (ac) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by
Item 404 of Regulation S-K of the Commission.

         (ad) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (ae) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (af) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         (ag) With the exception of this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

         (ah) The Company and each of the subsidiaries possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by it in connection with the business now operated by it, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing, except in each case to the extent such failure to possess or the extent such receipt would not have a material adverse effect, singly or in the aggregate, on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole. The use of such Intellectual Property in connection with the business and operations of the Company and each of the subsidiaries does not, to the Company's best knowledge, infringe on the rights of any person, except to the extent such infringement would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

         (ai) Neither the Company nor any of its subsidiaries has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (aj) The Company has filed with the Commission its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1996.

         (ak) The Company has duly and validly authorized, executed and delivered the New Credit Agreement and there are no conditions to obligations of the lenders under the New Credit Agreement to provide the loans described therein other than the Closing of the offering of the Notes and such other conditions as set forth in the New Credit Agreement. As of the Closing Date, there will be no conditions precedent to the obligations of the lenders under the New Credit Agreement to provide the loans described therein other than the Closing of the offering of the Notes.

         (al) The transfer pricing in effect on the date hereof between the Company and the FASL Unrestricted Subsidiary will be the transfer pricing in effect on the Closing Date.

     7.  Indemnification.  (a)  The Company agrees to indemnify and hold
         ---------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or preliminary prospectus supplement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity
                               --------  -------
agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Notes, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

         (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such
fees and expenses shall be reimbursed as they are incurred).   The Company shall
not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Notes, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue
statement or omission or alleged omission.   No person guilty of fraudulent
misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective principal amount of Notes purchased by each of the Underwriters hereunder and not joint.

     8.  Conditions of Underwriters' Obligations.  The several obligations of
         ---------------------------------------
the Underwriters to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement and the Collateral Documents shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by Moody's, S&P or any other "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act.

         (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Notes; (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Notes; and (iii) on the Closing Date, no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would affect the issuance of the Notes or in any manner draw into question the validity of this Agreement, the Indenture, the Notes or any of the Collateral Documents.

         (e) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus, and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Richard Previte and Marvin Burkett, in their capacities as the President and Chief Operating Officer and Senior Vice President and Chief Financial

Officer, respectively, of the Company, confirming the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 8.

         (f) Subject to Permitted Liens, the Company shall have caused a valid, perfected first priority lien and security interest in all of the right, title and interest of the Company in and to the Collateral to be granted to the Collateral Agent, for the benefit of (i) the Trustee, for the equal and ratable benefit of the holders of the Notes, and (ii) the lenders under the New Credit Agreement. The Company shall have duly executed and delivered to the Collateral Agent, on behalf of the Trustee, for the equal and ratable benefit of the holders of the Notes and the lenders under the New Credit Agreement, the Collateral Documents to which the Company or any of its subsidiaries is a party and other appropriate instruments, in form and substance satisfactory to the Underwriters, for the purpose of securing the payment and performance of the obligations under the Indenture and the New Credit Agreement and such documents shall have been recorded and filed as required by applicable law or as reasonably requested by the Underwriters in order to record and perfect the first priority lien and security interest created by the Collateral Documents to which the Company or any of its subsidiaries is a party in the Collateral and all taxes, fees and other governmental charges payable in connection with said recording and filing shall have been paid by the Company. The Underwriters shall have received executed counterparts of each such Collateral Document or instrument and the Underwriters shall have received the following items, each in form and substance satisfactory to the Underwriters:

        (i) an environmental study relating to the real property included within the Deed of Trust prepared by qualified engineering firms or environmental consulting firms;

       (ii) a title insurance company satisfactory to the Underwriters is irrevocably bound to issue a title report and a policy of mortgagee title insurance (the "Title Policy") relating to the real property included within the Deed of Trust (with such endorsements as the Underwriters shall reasonably request) in an amount not less than $212.0 million, showing title to the real property included within the Deed of Trust vested in the Company, subject only to Permitted Encumbrances and showing the lien of the Deed of Trust as having a first priority on such real property included within the Deed of Trust, which such report and policy shall have been paid for in full by the Company;

      (iii) such other releases, waivers and documents, in proper form for filing, to release such liens with respect to the real property and personal property included within the Collateral Documents as the Underwriters may reasonably request; and

       (iv) a current perimeter survey accurately depicting the perimeter boundaries of, and the building setback lines of record on, the Company's integrated circuit manufacturing facility located in Austin, Texas, including, among other things, its ancillary buildings for ultrapure water production, chemical supply, stock and gowning, and facility support (the "Fab 25 Complex"), showing the division line between the Fab 25 Complex and additional parcel of land consisting of approximately 34.5 acres adjacent to the Fab 25 Complex (defined as "Release Tract" in the Deed of Trust), and showing all conflicts, encroachments, protrusions, or any overlapping improvements with respect to such boundaries, building setback lines or division line, which survey is certified by a registered professional land surveyor in a surveyor's certificate acceptable to be Underwriters.

         (g) The Underwriters shall have received evidence reasonably satisfactory to the Underwriters of the taking of all actions with respect to the Collateral Documents and such other security documents as may be necessary to cause the perfection of the liens and security interests created, or purported to be created, by the Collateral Documents.

         (h) The Company shall have delivered to the Collateral Agent and the Trustee evidence satisfactory to the Underwriters that (i) all insurance policies of the Company covering the Collateral provide that the insurance company issuing such policies will give the Collateral Agent at least 30 days prior written notice of the cancellation, non-renewal or other material change in coverage thereunder, (ii) the Collateral Agent, for the benefit of Trustee, for the further benefit of the holders of the Notes, and for the benefit of the lenders under the New Credit Agreement has been named mortgagee and loss payee under a standard mortgage clause with respect to insurance policies covering the Collateral to the extent required by the Collateral Documents, and (iii) the Collateral Agent, the Trustee and Bank of America NT&SA, as agent for the Banks under the New Credit Agreement, shall be named as additional named insureds under the Company's liability insurance policies.

         (i) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Bronson, Bronson & McKinnon LLP, counsel for the Company, to the effect that:

               (i)    the Company and each of the subsidiaries listed on
Schedule IV hereto or which constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X (in each case, individually a "Material Subsidiary" and, collectively, the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

               (ii) the Company and each of the Material Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable;

               (iv) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, to the best of such counsel's knowledge after due inquiry, are owned directly or indirectly by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

               (v) the Company has all necessary corporate power and authority to execute and deliver this Agreement, the Notes, the Indenture and each Collateral Document, as applicable, and to perform its obligations under this Agreement, the Indenture and each Collateral Document, and to authorize, issue, sell and deliver the Notes as contemplated by this Agreement;

               (vi) the Indenture has been duly qualified under the Indenture Act and has been duly authorized, executed and delivered by the Company;

               (vii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

               (viii) (1) the Notes, the Indenture and each Collateral Document conform in all material respects to the statements relating thereto in the Prospectus; and (2) the statements in the Prospectus under the captions "Description of Collateral," "The Intercreditor Agreement," "The New Credit Agreement," "Description of Senior Secured Notes," "Certain Material Agreements," and "Underwriting," insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate summaries and fairly and correctly present the information called for with respect to such legal matters, documents or proceedings;

               (ix) the statements under the captions "Certain Tax Considerations" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate summaries and fairly and correctly present the information called for with respect to such legal matters, documents or proceedings;

               (x) neither the Company nor, to the best of such counsel's knowledge, after due inquiry, any of the Material Subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

               (xi) the execution, delivery and performance of this Agreement, the Indenture, the Collateral Documents and the Notes and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any material agreement of the Company (as identified by the Company to such counsel), indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound (except that future compliance with the Indenture and the Notes may under certain circumstances violate the New Credit Agreement), or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties;

               (xii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

               (xiii) to the best of such counsel's knowledge, after due inquiry, neither the Company nor any of its subsidiaries has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

               (xiv) to the best of such counsel's knowledge, after due inquiry, the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus; to the best of such counsel's knowledge, after due inquiry, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries;

               (xv) the Company or any of its subsidiaries is not, or, after giving effect to the issuance and sale of the Notes, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (xvi) except as disclosed in the Company's registration statement on Form S-4 (File No. 33-64911) as filed with the Commission relating to the Company's merger with NexGen, Inc., to the best of such counsel's knowledge, after due inquiry, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

               (xvii) (1) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial data included therein or the part of the Registration Statement that constitutes the Form T-1 as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel believes that (except for financial statements, as aforesaid and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (xviii)each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder;

               (xix) to the best of such counsel's knowledge, after due inquiry, except as otherwise set forth in the Registration Statement or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Collateral is free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable;

               (xx) to the best of such counsel's knowledge, after due inquiry, all leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary;

               (xxi) to the best of such counsel's knowledge, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Notes, suspends the effectiveness of the Registration Statement, presents or suspends the use of any preliminary prospectus or suspends the sale of the Notes in any jurisdiction referred to in Section 5(f) hereof; to the best of such counsel's knowledge, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Notes, the effectiveness of the Registration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 5(f) hereof; to the best of such counsel's knowledge, no action, suit or proceeding is pending against or threatened against or affecting the Company before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Notes or in any manner draw into question the validity of this Agreement, the Indenture, the Notes, or any of the Collateral Documents; and every request of the Commission or, to the best of such counsel's knowledge, any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with or waived by the Commission or such securities authority or agency, as applicable;

               (xxii) the financing statement naming the Company as debtor and the Collateral Agent as secured party, together with all schedules and exhibits thereto (the "Financing Statement") to be filed with the California Secretary of State (the "Filing Office") is in appropriate form for filing in the Filing Office. Upon the proper filing of the Financing Statement in the Filing Office, the security interest in favor of the Collateral Agent in the Collateral under and as defined in the Security Agreement will be perfected to the extent a security interest in such Collateral can be perfected by filing a financing statement under the provisions of Division 9 of the California Commercial Code;

               (xxiii)the Notes have been duly authorized;

               (xxiv) this Agreement has been duly authorized, executed and delivered by the Company; and

               (xxv) each Collateral Document to which the Company or any of its subsidiaries is a party has been duly authorized by the Company or its subsidiaries, as applicable and, on the Closing Date, subject to the terms and conditions of this Agreement, will have been duly executed and delivered by the Company or its subsidiaries, as applicable, and will conform in all material respects to the descriptions thereof in the Prospectus.

     In giving such opinion with respect to the matters covered by clause (xvii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     The opinion of Bronson, Bronson & McKinnon LLP described in paragraph (i) above shall be rendered to you at the request of the Company and shall so state therein.

         (j) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Fulbright & Jaworski LLP, Texas counsel to the Company, generally to the effect that:

               (i) The Company is qualified to do business in the State of Texas.

               (ii) The execution and delivery by the Company of each of the Collateral Documents, and the performance by the Company thereunder, will not violate any provision of any existing Texas law or regulation applicable to the Company, or conflict with or result in a breach of any order, writ, injunction, ordinance, resolution or decree of any Governmental Authority which is binding on the Company or its properties.

               (iii) The Deed of Trust constitutes the valid and legally binding obligation of the Company and is enforceable in accordance with its terms, except as enforcement may be affected by applicable bankruptcy, insolvency, creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (iv) The Deed of Trust creates a valid lien as security for the Obligations in favor of the Collateral Agent in the Mortgaged Property (as defined therein, the "Mortgaged Property") to the extent the Texas UCC is applicable thereto.

               (v) The Deed of Trust is in form satisfactory for recording and for filing as a fixture filing under the Texas UCC. The recording of the Deed of Trust in the office of Travis County, Texas is the only recording necessary to publish notice of and to establish record of the rights of the parties thereto and to perfect the lien and security interest granted by the Company pursuant to the Deed of Trust in the real property (including fixtures) covered thereby. Upon the execution and delivery of the Deed of Trust, such lien and security interest shall be created and upon the recording of the Deed of Trust as aforesaid, such lien and security interest shall be perfected as security for the Obligations. No documents or instruments other than those referred to in this paragraph (v) need be recorded, registered or filed in any public office in the State of Texas in order to publish notice of the Deed of Trust or to perfect such lien and security interest.

               (vi) Except for nominal filing fees, no recording, filing, privilege or other tax must be paid in connection with the execution, delivery, recordation or enforcement of the Deed of Trust in the State of Texas.

               (vii) Except for recordation of the Deed of Trust in the office of the county clerk of Travis County, Texas, no consent, approval or other authorization of, or filing or registration with, any court or governmental agency, commission or other authority of the State of Texas or any subdivision thereof is required for due execution and delivery of the Collateral Documents or for the performance or observance of the terms thereof, or for the validity and enforcement of the Collateral Documents or any Lien created thereunder, and no certificate or affidavit or other instrument is required to be delivered to the office of the county clerk of Travis County, Texas in order for such recorder to record the Deed of Trust.

               (viii) It is not necessary for the Collateral Agent, the Trustee or the lenders under the New Credit Agreement, solely in connection with the transaction (as one isolated, stand-along transaction, disregarding any other business activities of any of such Person in Texas) contemplated by the Collateral Documents to qualify to do business in the State of Texas in order to carry out the transactions contemplated thereby (including enforcement of the provisions thereof).

               (ix) No further action in respect of the Mortgage Property under Paragraph (iv) hereof (the "Covered Collateral") is necessary to perfect the security interests of the Collateral Agent in the Covered Collateral, except that:

                      (a) where perfection of the Collateral Agent's security interest in any of the Covered Collateral, including fixtures, is obtained by the filing of a Financing Statement relating thereto in the State of Texas, changes in the name, identity or corporate structure of the Company (including, without limitation, changes through a merger or consolidation) may result in the lapse of perfection of the Collateral Agent's security interest in the Covered Collateral acquired more than four (4) months after such change, unless a new, appropriate Financing Statement is properly filed in the appropriate place within four (4) months after each such change;

                      (b) where perfection of the Collateral Agent's security interest in any of the Covered Collateral, including fixtures, is obtained by the filing of a Financing Statement relating thereto in the State of

          Texas, changes in the location of the Covered Collateral may result in the lapse of perfection of the Collateral Agent's security interest in the Covered Collateral so moved, unless a new, appropriate Financing Statement is properly filed in the appropriate place within four (4) months after each such change; and

                      (c) where perfection of the Collateral Agent's security interest in any of the Covered Collateral including fixtures, is obtained by the filing of a Financing Statement relating thereto in the State of Texas, perfection of the Collateral Agent's security interest therein will lapse as of the date five (5) years after the date of the filing of the Financing Statement relating thereto, unless appropriate continuation statements are properly filed within six (6) months prior to the expiration of each such five-year period. Succeeding continuation statements must be filed in the same manner to continue the effectiveness of the original Financing Statements for subsequent five-year periods.

               (x) Based upon the facts and circumstances of the transactions contemplated by the Collateral Documents, a Texas state court (or a federal court applying Texas conflict of law rules) should give effect to the provisions of the Collateral Documents that state that such Collateral Documents are to be governed by and construed and interpreted in accordance with the laws of the State of New York, except for matters of procedure and as required by mandatory provisions of law of a jurisdiction other than the State of New York governing the creation, perfection, priority or enforcement of a remedies with respect to any of the Collateral and to the provision of the Deed of Trust that states that the provisions of the Deed of Trust that relate to the creation and priority of liens against, the conveyance of title to, or realization upon the Mortgaged Property shall be governed by the laws of the State of Texas.

         (k) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Dewey Ballantine, New York counsel to the Company with respect to matters of New York law, to the effect that:

               (i) Each of (1) this Agreement, the Indenture, the Deed of Trust, the Security Agreement, the Payment, Reimbursement and Indemnity Agreement and the Intercreditor Agreement and (2) the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will to the extent governed by New York law constitute a legal, valid and binding obligation of the Company in each case enforceable against the Company in accordance with the respective terms thereof, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the remedy of specific performance and other forms of equitable relief being subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, (iv) the effect of public policy and Federal and state securities laws on the enforceability of provisions relating to indemnification, contribution or exculpation, and (v) applicable laws which may affect the validity or enforceability of certain of the rights, remedies and waivers provided for in the Indenture, the Deed of Trust and the Security Agreement, which laws do not in such counsel's opinion affect the validity of the Indenture, the Deed of Trust or the Security Agreement or make the remedies provided for therein, taken as a whole, inadequate for the practical realization of the benefits intended to be afforded thereby.

               (ii) The Collateral Agent has the functional equivalent of a perfected lien under New York common law in the "Proceeds Account" established by the Security Agreement (it being understood that such opinion will be a "qualified opinion" and will recite the absence of controlling precedent in the State of New York).

               (iii) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent a security interest in that portion of the Collateral, under and as defined in the Security Agreement (the "Collateral") that is subject to Article 9 of the New York UCC, to secure the Obligations.

               (iv) Compliance with the provisions of clauses (i) through (iv) of Section 2(f) of the Security Agreement is effective to cause the perfection of the security interest of the Collateral Agent in the respective types of Collateral described in such clauses to the extent the New York UCC or, in the case of Government Securities included in the Collateral, Title 31, Section
306.118 of the Code of Federal Regulations of the United States is applicable thereto.

         (l) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, to the effect that:

               (i) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (ii) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law); and

               (iii) as to the matters referred to in clauses (vi), (viii) (but only with respect to the statements under the caption "Description of Senior Secured Notes" and "Underwriting") and (xvii) of paragraph (i) above. In giving such opinion with respect to the matters covered by clause (xvii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

         (m) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Ernst & Young LLP on the date of this Agreement.

         (n) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

         (o) The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or they may have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     9.  Underwriters' Information.  The Company acknowledges that the
         -------------------------
statements with respect to the offering of the Notes set forth in the last paragraph of text on the cover page of such Prospectus Supplement, concerning the terms of offering by the Underwriters, the paragraph on page S-2 of such Prospectus Supplement, concerning the stabilization by the Underwriters, and the third paragraph of text and the third sentence of the fourth paragraph of text under the caption "Underwriting" in such Prospectus Supplement, also concerning the terms of offering by the Underwriters constitute the only information furnished in writing by the Underwriters expressly for use in the Prospectus Supplement.

     10. Effective Date of Agreement and Termination.  This Agreement shall
         -------------------------------------------
become effective upon the execution of this Agreement.

     This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus,
(ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus,
(iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Notes to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Notes set forth opposite its name in Schedule I bears to the total principal amount of Notes which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided
                                                                    --------
that in no event shall the principal amount of Notes which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-
defaulting Underwriter and the Company.   In any such case which does not result
in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     11. Miscellaneous.  Notices given pursuant to any provision of this
         -------------
Agreement shall be addressed as follows: (a) if to the Company, to Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94088, Attention:
General Counsel (b) if to the Underwriters collectively, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department and (c) if to the Underwriters individually, to Donaldson, Lufkin & Jenrette Securities Corporation to the address set forth in clause (b) above and to BA Securities, Inc., 231 S. LaSalle Street, 17th Floor, Chicago, Illinois 60697, Attention: Syndicate Department or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Notes and payment for them hereunder, and (iii) termination of this Agreement.

     If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, you, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from either of you merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                         Very truly yours,

                         ADVANCED MICRO DEVICES, INC.


                         By:   /s/ Marvin D. Burkett
                              ------------------------------
                              Name: Marvin D. Burkett
                              Title: Senior Vice President, Chief
                                     Financial and Administrative
                                     Officer and Treasurer


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
BA SECURITIES, INC.


By:  DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

     By:   /s/ Kirk B. Wortman
          ------------------------------
          Name: Kirk B. Wortman
          Title: Vice President

                                 SCHEDULE I



                                       Principal Amount of Notes
Underwriters                           to be Purchased
- ------------                           ---------------
Donaldson, Lufkin & Jenrette              $360,000,000
 Securities Corporation

BA Securities, Inc.                         40,000,000
                                          ------------

   Total                                  $400,000,000

                                  SCHEDULE II

                              COLLATERAL DOCUMENTS

  1.   Deed of Trust

  2.   Security Agreements

  3.   Financing Statement (including after issuance filings)

  4.   Intercreditor Agreement

  5.   Reciprocal Easement Agreement

  6.   Payment, Reimbursement and Indemnity Agreement

                                  SCHEDULE III

  LIST OF FOREIGN SUBSIDIARIES
  Advanced Micro Devices Belgium, S.A.N.V.
  AMD South America Ltds.
  Advanced Micro Devices (Canada) Limited
  Advanced Micro Devices (Suzhou) Limited/1/
                                          -
  Advanced Micro Devices S.A.
  Advanced Micro Devices GmbH
  AMD Saxony Manufacturing GmbH
  AMD Foreign Sales Corporation
  Advanced Micro Devices S.p.A.
  AMD Japan Ltd.
  Advanced Micro Devices Sdn. Bhd.
  Advanced Micro Devices Export Sdn. Bhd./2/
                                          -
  Advanced Micro Devices Product Sdn. Bhd./2/
                                           -
  Advanced Micro Devices Technology Sdn. Bhd./2/
                                              -
  AMD (Netherlands) B.V./3/
                         -
  Advanced Micro Devices (Singapore) Pte. Ltd.
  AMD Holdings (Singapore) Pte. Ltd./4/
                                     -
  Advanced Micro Devices AB
  Advanced Micro Devices S.A./5/
                              -
  AMD (Thailand) Limited/4/
                         -
  Advanced Micro Devices (U.K.) Limited
  NexGen International ltd.

  LIST OF DOMESTIC SUBSIDIARIES
  Advanced Micro Ltd.
  AMD Corporation
  AMD Far East Ltd.
  AMD International Sales and Service, Ltd.
  AMD Merger Corporation
  AMD Texas Properties, LLC
  NSI

- -----------------------
1.  Subsidiary of AMD Holdings (Singapore) Pte. Ltd.
2.  Subsidiary of Advanced Micro Devices Sdn. Bhd.
3.  Subsidiary of Advanced Micro Devices Export Snd. Bhd.
4.  Subsidiary of Advanced Micro Devices (Singapore) Pte. Ltd.
5.  Subsidiary of AMD International Sales and Service, Ltd.

                                  SCHEDULE IV

                             MATERIAL SUBSIDIARIES

  Advanced Micro Devices (U.K.) Limited
  Advanced Micro Devices GmbH
  Advanced Micro Devices Sdn. Bhd.
  Advanced Micro Devices Export Sdn. Bhd.
  AMD Japan Ltd.
  Advanced Micro Devices (Singapore) Pte. Ltd.
  AMD (Thailand) Limited
  AMD Foreign Sales Corporation
  AMD International Sales & Service, Ltd.
  AMD Texas Properties, LLC
  AMD Saxony Manufacturing GmbH
  Fujitsu AMD Semiconductor Limited (49.95% owned by the Company)

                                      B-1